UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2018

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                                                               Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                          ☐

Explanatory Note

   This Form 8-K/A (this “Amendment”) amends and restates in its entirety the Current Report on Form 8-K filed by National Commerce Corporation (“NCC”) with the Securities and Exchange Commission on January 5, 2018 (the “Original Filing”). The purpose of this Amendment is to correct the information relating to the allocation of the merger consideration described in Item 8.01, specifically with respect to (i) the merger consideration to be received with respect to shares of FirstAtlantic Financial Holdings, Inc. for which a cash election was made and (ii) the aggregate merger consideration to be paid and issued by NCC as a result of the merger described below. No other modifications have been made to the Original Filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 8.01 below under the heading “Addition of Thomas H. Coley to the Board of Directors” is incorporated into this Item by reference.

Item 8.01.	Other Events.

Completion of Acquisition of FirstAtlantic Financial Holdings, Inc.

On January 1, 2018, pursuant to the terms and conditions of that certain Agreement and Plan of Merger by and between National Commerce Corporation (“NCC”) and FirstAtlantic Financial Holdings, Inc. (“FirstAtlantic”) dated August 16, 2017 (the “Merger Agreement”), FirstAtlantic merged with and into NCC (the “Merger”). The Merger and the Merger Agreement were approved by FirstAtlantic’s shareholders at a special meeting held on December 14, 2017.

As a result of the Merger, each issued and outstanding share of FirstAtlantic common stock was converted into the right to receive either 0.44 shares of NCC common stock or $17.25 in cash, without interest. FirstAtlantic shareholders had the right to elect to receive either NCC common stock or cash in the Merger; however, because aggregate cash elections exceeded the maximum specified by the Merger Agreement, (i) NCC exercised its right under the Merger Agreement to increase the total amount of cash payable in the Merger to $12,800,000 (representing 742,029 shares of FirstAtlantic common stock), and (ii) elections by FirstAtlantic shareholders to receive cash were prorated in order to cause the aggregate mix of consideration to comply as nearly as practicable with the foregoing adjusted cash limitation. Based on valid elections received prior to the election deadline, FirstAtlantic shareholders who either elected to receive NCC common stock or made no election will receive 0.44 shares of NCC common stock for each of their shares of FirstAtlantic common stock, and FirstAtlantic shareholders who elected to receive cash will receive cash with respect to approximately 74.5% of their FirstAtlantic shares for which cash was elected and NCC common stock with respect to approximately 25.5% of such cash election shares. In addition, NCC will pay $40.80 in cash in lieu of any fractional share of NCC common stock otherwise issuable following the application of the provisions described above. As a result of the Merger, NCC will pay a total of $12,801,608 in cash (including cash in lieu of fractional shares) and issue a total of 2,393,389 shares of NCC common stock as consideration.

Additionally, at the effective time of the Merger, (i) options to purchase 65,800 shares of FirstAtlantic common stock were cancelled in exchange for a cash payment equal to the excess of $17.25 over the respective exercise price per share of FirstAtlantic common stock subject to such options, and (ii) warrants to purchase 49,781 shares of FirstAtlantic common stock were each converted automatically into warrants to purchase 0.44 shares of NCC common stock at an exercise price calculated by dividing the initial exercise price by 0.44.

The information above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1.

Addition of Thomas H. Coley to the Board of Directors

Effective immediately upon consummation of the Merger, and in accordance with the terms of the Merger Agreement, NCC increased the size of its board of directors by one member and appointed Thomas H. Coley to fill the vacancy and to serve on the Audit Committee of the board of directors. Mr. Coley was a member of the board of directors of FirstAtlantic until the effective time of the Merger. Aside from the terms of the Merger Agreement, there are no arrangements or understandings between Mr. Coley and any other person pursuant to which he was appointed to the directorship position of NCC described above. Additionally, there are no related person transactions involving Mr. Coley and NCC that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). Mr. Coley will receive the compensation that other directors of NCC receive, most recently described in the definitive proxy statement on Schedule 14A filed by NCC with the SEC on April 21, 2017.

In connection with his appointment as a director, Mr. Coley entered into an indemnification agreement with NCC, effective as of January1, 2018, the form of which has been previously approved by NCC’s board of directors and entered into by each of NCC’s current directors and executive officers (the “Indemnification Agreement”). The Indemnification Agreement requires NCC to indemnify Mr. Coley to the fullest extent permitted by Delaware law and is in addition to protections provided in NCC’s certificate of incorporation and bylaws. Under the Indemnification Agreement, Mr. Coley will be indemnified for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against him in connection with his duties. The Indemnification Agreement also contains various covenants by NCC as to the maintenance of directors’ and officers’ liability insurance.

This description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, which is incorporated herein by reference to Exhibit 10.1.

Press Release Announcing Completion of the Merger

On January 1, 2018, NCC issued a press release announcing the completion of the Merger. A copy of the press release is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger by and between National Commerce Corporation and FirstAtlantic Financial Holdings, Inc., dated August 16, 2017 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-36878), filed on August 16, 2017)

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-55336), filed on January 26, 2015)

99.1	Press Release dated January 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

January 5, 2018	/s/ William E. Matthews, V
William E. Matthews, V
Vice Chairman and Chief Financial Officer